SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 21, 2005

CNB FINANCIAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Pennsylvania	2-88511	25-1450605
(State or other jurisdiction	(Commission File No.)	(IRS Employer
of incorporation)		Identification Number)

County National Bank

1 South Second Street

PO Box 42

Clearfield, Pennsylvania 16830

(Address of principal executive offices)

Registrant’s telephone number, including area code: (814) 765-9621

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

CNB Financial Corporation, the parent company of County National Bank, today announced reported earnings for the quarter and six months ended June 30, 2005.

(a)	Financial Statements: None

(b)	Exhibits:

Exhibit 99	News Release announcing second quarter and six months earnings.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CNB Financial Corporation

Date: July 21, 2005	By: /s/ Joseph B. Bower, Jr.
Joseph B. Bower, Jr.
Treasurer

Exhibit Index

Number	Description

Exhibit 99	News Release announcing second quarter and six months earnings

Exhibit 99

News Release

Contact: Joseph B. Bower, Jr
Treasurer
(814)765-9621

CNB FINANCIAL CORPORATION REPORTS SECOND QUARTER EARNINGS FOR 2005

Clearfield, Pennsylvania – July, 2005

CNB Financial Corporation, the parent company of County National Bank, today announced reported earnings of $ 2.3 million or $ 0.26 diluted earnings per share for the quarter ended June 30, 2005, compared to $2.0 million or $0.22 diluted earnings per share for the same quarter of 2004, representing a 16% increase.

Year to date earnings for 2005 are $ 4.3 million compared to $4.0 million in the same period of 2004, primarily impacted by the growth in earning assets.

William F. Falger, President and Chief Executive Officer, commented, “We are very pleased by our financial performance during the quarter and year to date. The Corporation has experienced good loan growth yielding a higher level of interest income and excellent growth during the quarter in noninterest income from our wealth management activities.”

Financial Highlights (in thousands)	(Unaudited)	(Unaudited)
Consolidated Balance Sheets	30-Jun-05	31-Dec-04	30-Jun-04
	Consolidated	Consolidated	Consolidated
Assets
Cash and due from banks	$ 16,341	$ 14,296	$ 14,397
Interest-bearing deposits	15,867	15,616	3,369
CASH & CASH EQUIVALENTS	32,208	29,912	17,766
Securities available for sale	170,545	164,202	159,185
NET LOANS	494,769	476,352	471,323
FHLB & Federal Reserve Stock	5,519	4,792	5,214
Premises & Equipment, Net	14,075	13,761	12,850
Bank Owned Life Insurance	13,522	13,182	12,932
Intangible, net	11,696	11,862	12,012
Accrued Interest & Other Assets	10,149	11,154	11,222

TOTAL ASSETS	$ 752,483	$ 725,217	$ 702,504

Liabilities
Deposits
Non-interest bearing deposits	$ 71,817	$ 71,968	$ 67,430
Interest bearing deposits	532,476	524,937	509,746
TOTAL DEPOSITS	604,293	596,905	577,176
Short-term borrowings	1,534	2,000	3,341
Federal Home Loan Bank Advances	59,500	40,000	40,000
Subordinated Debentures	10,310	10,310	10,310
Accrued expenses and other liab.	7,208	7,292	5,658
TOTAL LIABILITIES	682,845	656,507	636,485

Shareholders' Equity
Common stock, $1 par value	9,234	9,234	9,234
Additional paid-in	4,134	4,243	4,294
Retained earnings	56,246	54,348	52,896
Treasury stock, 128,338 shares	(1,801)	(1,797)	(1,274)
Accumulated other comprehensive income	1,825	2,682	869
TOTAL SHAREHOLDERS' EQUITY	69,638	68,710	66,019

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$ 752,483	$ 725,217	$ 702,504

Nonperforming Assets	$ 2,942	$ 2,690	$ 2,911
% of Total Assets	0.39%	0.37%	0.41%
Trust Assets	$ 184,464	$ 192,361	$ 191,227

Consolidated Income Statement	For Quarter Ended		Year To Date
	30-Jun-05	30-Jun-04	30-Jun-05	30-Jun-04
Interest Income
Loans including fees	$ 8,451	$ 7,683	$ 16,382	$ 15,210
Deposits with banks	71	13	137	25
Federal funds sold	23	5	106	23
Securities	1,772	1,566	3,488	3,245
TOTAL INTEREST AND DIVIDENDS	10,317	9,267	20,113	18,503
Interest Expense
Deposits	2,965	2,585	5,836	5,213
Federal Home Loan Bank advances	671	521	1,179	1,031
Subordinated Debentures	166	116	317	234
Total interest expense	3,802	3,222	7,332	6,478
NET INTEREST INCOME	6,515	6,045	12,781	12,025
Provision for loan losses	172	300	339	600
NET INTEREST AFTER PROVISION	6,343	5,745	12,442	11,425
Other Income
Trust income	239	218	459	466
Service charges on deposits	1,006	947	1,891	1,797
Other charges and fees	129	109	261	237
Net security gains (losses)	63	(5)	63	164
Loss on other-than-temporarily impaired securities	(240)	-	(240)	-
Gain on sale of loans	24	34	58	57
BOLI	159	125	340	251
Wealth Management	200	59	293	96
Other	150	65	181	194
TOTAL OTHER INCOME	1,730	1,552	3,306	3,262
Non-Interest Expenses
Salaries	1,802	1,644	3,680	3,461
Benefits	716	696	1,480	1,406
Occupancy, net	668	633	1,370	1,312
Data Processing	389	374	780	737
Amortization of intangible	127	127	255	256
Director's Fees	171	34	299	137
Total other expenses	1,044	1,114	2,163	2,137
Total non-interest expenses	4,917	4,622	10,027	9,446
NET INCOME BEFORE TAXES	3,156	2,675	5,721	5,241
Federal income tax	812	660	1,330	1,211
NET INCOME	$ 2,344	$ 2,015	$ 4,391	$ 4,030

Earnings Per Share, Fully diluted	$ 0.26	$ 0.22	$ 0.48	$ 0.44
Dividends Per Share	$ 0.14	$ 0.13	$ 0.27	$ 0.26
Return on Average Assets (ROA)			1.22%	1.15%
Return on Average Equity (ROE)			13.26%	12.77%

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic competitive conditions; and other risks and uncertainties.

County National Bank’s website is www.bankcnb.com.